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                                                                      EXHIBIT 21

                         EAGLE-PICHER INDUSTRIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Cincinnati Industrial Machinery Sales Company [Ohio]

Daisy Parts, Inc. [Michigan]

Eagle-Picher Development Company, Inc. [Delaware]

     Transicoil Inc. [Pennsylvania]

          Transicoil (Malaysia) SDN. BHD. [Malaysia]

     Michigan Automotive Research Corporation (MARCO) [Michigan]

          EDI, Inc. [Michigan]
Eagle-Picher Espana, S.A. [Spain]

Eagle-Picher Europe, Inc. [Delaware]

     Eagle-Picher Fluid Systems Ltd [England and Wales]

Eagle-Picher Far East, Inc. [Delaware]

Eagle-Picher, Inc. [Virgin Islands]

Eagle-Picher Industries of Canada Limited [Canada]

Eagle-Picher Industries GmbH [Germany]
     Eagle-Picher Industries Materials GmbH [Germany]

Eagle-Picher Minerals, Inc. [Nevada]

     Eagle-Picher Minerals International S.A.R.L. [France]

          United Minerals Verwaltungs- und Beteiligungs GmbH [Germany]

          United Minerals GmbH & Co. KG [Germany]

Equipos de Acuna, S.A. de C.V. [Mexico]

Hillsdale Tool & Manufacturing Co. [Michigan]

Eagle-Picher Industries Europe GmbH [Germany]

EPTEC, S.A. de C.V. [Mexico]

Eagle-Picher Fluid Systems, Inc. [Michigan]
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[  ] Brackets indicate state or country of incorporation and do not form part of corporate name.